UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2017 (March 15, 2017)
1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware (State of incorporation)	0-26841 (Commission File Number)	11-3117311 (IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant’s telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement
On March 15, 2017, 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), and Ferrero International S.A., a Luxembourg corporation (“Ferrero”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Ferrero will purchase from the Company all of the outstanding equity of Fannie May Confections Brands, Inc., including its subsidiaries, Fannie May Confections, Inc. and Harry London Candies, Inc. (“Fannie May”) (the “Acquisition”).  The aggregate consideration payable to the Company in exchange for all of the outstanding equity of Fannie May is $115.0 million in cash (subject to adjustment for seasonal working capital).
The Purchase Agreement contains customary representations, warranties and covenants by the Company and Ferrero. The closing of the Acquisition is expected to close by May 30, 2017 and is subject to customary closing conditions, including applicable regulatory approvals, covenants to enter into a transition services agreement whereby the Company will provide certain post-closing services to Ferrero and Fannie May related to the business of Fannie May and a commercial agreement with respect to the distribution of certain Ferrero and Fannie May products.  The Purchase Agreement also includes certain termination rights for both the Company and Ferrero.
The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding certain terms, does not purport to be complete and is subject to, and is qualified in its entirety by the full text, terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company or Ferrero or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Purchase Agreement includes representations, warranties and covenants of the Company and Ferrero made solely for purposes of the Purchase Agreement and which may be subject to important qualifications and limitations agreed to by the Company and Ferrero in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company and Ferrero rather than establishing matters as facts.
Item 8.01                          Other Events
On March 15, 2017, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
Items 9.01                          Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of March 15, 2017, by and among 1-800-Flowers.com, Inc., and Ferrero International S.A.*
99.1	Press Release dated March 15, 2017.
* This filing excludes schedules and similar attachments pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request.

Special Note Regarding Forward-Looking Statements:
This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,”  or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to get regulatory and other approvals and satisfy other closing conditions necessary to complete the sale of Fannie May; the expected timing of the closing of the proposed Acquisition; and the diversion of Company management time and attention to issues related to the Acquisition and transition. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
1-800-FLOWERS.COM, Inc. By: /s/ William E. Shea William E. Shea Chief Financial Officer and Senior Vice-President

Date:  March 20, 2017

EXHIBIT INDEX
Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of March 15, 2017, by and among 1-800-Flowers.com, Inc., and Ferrero International S.A.*
99.1	Press Release dated March 15, 2017.
* This filing excludes schedules and similar attachments pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon its request.